UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2022

M3-Brigade Acquisition II Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40162	86-1359752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway—19th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

(212) 202-2200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	MBAC.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	MBAC	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	MBAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on August 16, 2021, M3-Brigade Acquisition II Corp., a Delaware corporation (“MBAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blue Steel Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of MBAC (“Merger Sub”), and Syniverse Corporation, a Delaware corporation (“Syniverse”), pursuant to which Merger Sub would merge with and into Syniverse, with Syniverse surviving the merger as a wholly owned subsidiary of MBAC.

On February 9, 2022, MBAC and Syniverse entered into a Mutual Written Consent of Termination (the “Termination Agreement”), pursuant to which the parties agreed to terminate the Merger Agreement effective as of February 9, 2022 due to unfavorable market conditions.

As a result of the termination of the Merger Agreement, certain transaction agreements entered into in connection with the Merger Agreement, including, but not limited to, (i) the Sponsor Agreement, dated as of August 16, 2021, by and among MBAC, Syniverse, M3-Brigade Sponsor II LP and the other party thereto, a copy of which was filed as Exhibit 10.4 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) by MBAC on August 17, 2021 (the “Prior 8-K”), and (ii) the subscription agreements, dated as of August 16, 2021, by and between MBAC and certain investors, copies of which were filed as Exhibits 10.1, 10.2 and 10.3 to the Prior 8-K, have also been terminated and are no longer effective.

MBAC intends to continue to pursue a business combination.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01	Other Events.

On February 9, 2022, MBAC issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. As a result of the termination of the Merger Agreement, the special meeting of MBAC’s stockholders, which was scheduled to be held on February 9, 2022, for the purpose of voting on the Merger Agreement and proposed transactions related thereto, will not take place.

Forward Looking Statements

This Current Report may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future financial and operating performance of MBAC. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including those set forth under the heading “Risk Factors” in the final prospectus filed by MBAC on March 5, 2021 relating to MBAC’s initial public offering and in its subsequent periodic reports and other filings with the SEC. Most of these factors are outside of the control of MBAC and are difficult to predict. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. MBAC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibits	Description

10.1	Mutual Written Consent of Termination, dated as of February 9, 2022, by and between MBAC and Syniverse.

99.1	Press Release, dated February 9, 2022.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M3-BRIGADE ACQUISITION II CORP.

Date: February 9, 2022	By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chairman and Chief Executive Officer

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